UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022

ALSET EHOME INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39732	83-1079861
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 971-3940

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Member of the Board

On April 29, 2022, Ang Hay Kim Aileen resigned as a member of the Board of Directors of Alset EHome International Inc. (the “Company”) due to personal reasons. Ms. Ang did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Compensation for Chief Executive Officer

Pursuant to the terms of the employment agreement dated February 8, 2021, as supplemented on December 13, 2021 (collectively the “Employment Agreement”) between the Company and the Company’s Chairman and Chief Executive Officer, Chan Heng Fai (the “Executive”), the Executive’s compensation includes a fixed salary of $1 per month and two bonus payments each year consisting of: (i) one payment equal to Five Percent (5%) of the growth in market capitalization the Company experiences in any year; and (ii) one payment equal to Five Percent (5%) of the growth in net asset value the Company experiences in any year (the “NAV Bonus”). Pursuant to the Employment Agreement, the calculation of NAV Bonus was to be paid within seven (7) days after publication of the Company’s audited annual consolidated financial statements.

As disclosed in a Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 1, 2022, the Compensation Committee of the Company’s Board of Directors recommended that the Executive be paid $4,800,000 of the NAV Bonus pursuant to the Employment Agreement at such time. The Company, one of its subsidiaries and the Executive entered into an Amendment to the Employment Agreement, dated as of January 26, 2022 (the “Amendment”), and such bonus was paid. The Amendment provided that in the event that the net asset value of the Company was determined to be a greater or lesser amount than the estimated amount, upon the completion and filing of the Company’s audited financial statements, the Executive shall be entitled to the balance of the amount that should have been paid, or shall reimburse the Company for any excess, as applicable.

Based on the Company’s audited financial statements that were filed with the SEC, the Company determined that the NAV Bonus should be equal to $3,614,748.55 (instead of $4,800,000), due to a difference between the anticipated and actual growth in the Company’s net asset value. Accordingly, on April 29, 2022, the Executive settled the true-up payment of $1,185,251.45 with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET EHOME INTERNATIONAL INC.

Date: May 4, 2022	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer